EXHIBIT 2.1


                            STOCK EXCHANGE AGREEMENT

                                    between

                        Xerion EcoSolutions Group, Inc.

                                      and

                            Town House Land Limited

                                      and

                                its Shareholders


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THE SHARES OF XERION  ECOSOLUTIONS  GROUP INC. TO BE ISSUED UNDER THIS AGREEMENT
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION PURUSANT TO REGULATION S UNDER THE ACT. UNTIL ONE YEAR AFTER THE DATE OF PURCHASE, NO AMOUNT OF THE SHARES MAY BE OFFERED, SOLD, OR TRANSFERRED TO ANY U.S. PERSON AND NO HEDGING TRANSACTIONS REGARDING THE SHARES SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE ACT. OFFERS, SALES OR TRANSFERS IN THE U.S. OR TO A U.S. PERSON (AS DEFINTED IN REGULATION S PROMULATED UNDER THE ACT) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON ARE NOT PERMITTED, EXCEPT AS PROVIDED IN SAID REGULATION S, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE.

                            STOCK EXCHANGE AGREEMENT

      THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of this 19th day of October, 2005, by and among Xerion EcoSolutions Group Inc., a Colorado corporation ("Xerion"); Town House Land Limited ("Town House"), a limited liability company organized in the Hong Kong Special Administrative Region in The People's Republic of China ("China" or "PRC") and all of the equity registered capital stock owners of Town House ( the "Shareholders"), upon the following premises:

                                    PREMISES

      A.    Xerion is a public company which has been in existence since 1985.

      B. Town House owns 97% of the issued and outstanding shares of registered capital of Town House Land (Wuhan) Limited ("Wuhan Town House"), a limited liability company organized in the City of Wuhan, Hubei Province, in the PRC in 1995, which in turns directly owns 100% of Town House Land (Miami)
Corporation, a Florida corporation, and Town House Land (USA), Inc., a California Corporation (the "Subsidiaries").

      C. The Shareholders own 100% of the issued and outstanding capital stock of Town House and have agreed to sell to Xerion and Xerion has agreed to purchase all of the issued and outstanding capital stock of Town House (the "Town House Stock") from the Shareholders in exchange for shares representing approximately 98.75% of the subsequently issued and outstanding fully diluted shares of common stock of Xerion after the stock exchange, pursuant to the terms and conditions set forth in this Agreement (the "Exchange").

      D. Town House, together with its Subsidiaries, will become a subsidiary of Xerion after the closing of the Exchange.

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                                    AGREEMENT

      NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                                    ARTICLE I

                                PLAN OF EXCHANGE

      1.1 The Exchange. At the Closing (as defined in Section 1.3 below), the Shareholders of Town House hereby agree to assign, transfer, and deliver to Xerion, free and clear of all liens, pledges, encumbrances, charges, restrictions, or known claims of any kind, nature, or description, the certificates evidencing the Town House Stock duly endorsed for transfer to Xerion or accompanied by stock powers executed in blank by the Shareholders, and Xerion agrees to acquire such shares on such date by issuing and delivering in exchange therefore solely shares of Xerion common stock, in the amount of 224,480,317 shares of its restricted common voting stock, par value $0.001 (the "Xerion Stock") to be issued to the Shareholders of Town House and their designees as listed on Schedule 1 in full satisfaction of any right or interest which the Shareholders held in the Town House Stock. As a result of the exchange of the Town House Stock in exchange for the Xerion Stock, Town House will become a wholly owned subsidiary of Xerion and the Shareholders of Town House and their designees will own 98.75% of the then issued and outstanding shares of the common stock of Xerion.

      1.2 Dilution. For all relevant purposes of this Agreement, the 224,480,317 shares of Xerion Stock to be issued and delivered pursuant to this Agreement will be subject to dilution if the capital structure of Xerion is modified. However, if the capital structure of Xerion is modified between the date of execution of this Agreement and the Closing, then the total amount of Xerion Stock to be issued shall be adjusted to the extent that the Shareholder's and their designees' percentage of ownership in Xerion shall still reflect the exact percentage of ownership as described in Schedule 1 attached hereto. In the instance of a change of the capital structure of Xerion between the date of execution of this Agreement and the Closing, the number of shares of Xerion Stock to be issued shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Xerion common stock, par value $0.001, which occurred between the date of the execution of this Agreement and the Closing.

      1.3 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be at 10:00 AM British Columbia time on the fifth business day (a day on which banks are open in the Province of British Columbia) following the date on which the Consolidated US Balance Sheet (as that term is defined in Section 5.1) is delivered to Xerion, via registered overnight courier or facsimile, or on a date and at such time and place as the parties may agree, but no later than October 31, 2005 ("Closing Date").

      1.4 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and

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all  certificates,   opinions,  financial  statements,   schedules,  agreements,
resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby if agreed to by the parties.

                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF TOWN HOUSE

      As an inducement to, and to obtain the reliance of, Xerion, Town House represents and warrants as follows:

      2.1 Organization. Town House is a company duly organized, validly existing, and in good standing under the laws of the Hong Kong Special Administrative Region in The People's Republic of China ("PRC"). Town House Land (Wuhan)Limited ("Wuhan Town House") is a limited liability company duly organized, validly existing, and in good standing under the laws of Hubei Province in the PRC that is 97% owned by Town House. Wuhan Town House directly owns 100% of Town House (Miami) Corporation, a Florida corporation, and Town House Land (USA) Inc., a California corporation. Each of Town House and its subsidiaries have the power and are duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on their respective businesses in all material respects as it is now being conducted, including qualification to do business as a foreign entity in the jurisdictions in which the character and location of the assets owned by them or the nature of the business transacted by them requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of any of Town House's and or its Subsidiaries' charters, articles of formation, bylaws or other organizational documents. Town House has taken all action required by law, its articles of formation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement. Town House has full power, authority, and legal right and has taken all action required by law, its Articles of Formation, bylaws, and otherwise to consummate the transactions herein contemplated.

      2.2 Capitalization. The authorized capitalization of Town House consists of 500,000 shares, of which 500,000 shares are currently issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. Town House has not granted to any person any options, warrants, or rights to purchase any of its shares of its registered capital or issued any securities convertible into shares of its registered capital.

      2.3 Subsidiaries and Predecessor Corporations. Town House owns 97% of the registered capital of Wuhan Town House which in turns owns 100% of Town House Land (Miami) Corporation and Town House Land (USA), Inc. None of Town House nor its Subsidiaries owns, beneficially or of record, any shares of any other corporation, partnership, company, limited company, or other business entity.

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      (a)   Town House will deliver to Xerion its  consolidated  audited balance sheets as of December 31, 2004 and the related audited statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003, together with notes to such statements and the opinions of both Murrell, Hall, McIntosh & Company, PLLP and Henny Wee & Co., independent certified public accountants, with respect thereto, and the Unaudited Balance Sheet of Town House as of June 30, 2005, and the related statements of operations, condensed consolidated stockholders' equity, and consolidated cash flow for the six (6) months ended June 30, 2005, together with the notes thereto. All of these Consolidated Financial Statements are included in the Town House Schedules. The unaudited consolidated US balance sheet, as of June 30, 2005, shall herein be defined as the "Unaudited Balance Sheet" and is included in the Town House Schedules. Total members' equity showing on the Unaudited Balance Sheet is $10,785,430 ("Members Equity").

      (b) All such financial statements of Town House have been prepared in accordance with generally accepted accounting principles in Hong Kong and the United States. The balance sheets of Town House present fairly as of their dates the consolidated financial condition of Town House. Town House did not have, as of the dates of such consolidated balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in the consolidated balance sheets or the notes thereto, prepared in accordance with generally accepted accounting principles in Hong Kong and in the United States, and all assets reflected therein will be properly reported and present fairly the value of the assets of Town House in accordance with such generally accepted accounting principles. The statements of income, condensed stockholders' equity, and cash flows will reflect fairly the information required to be set forth therein by generally accepted accounting principles in Hong Kong.

      (c) Each of Town House and its Subsidiaries has filed all local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid. Each of Town House and its Subsidiaries have filed all national, province, and local income tax returns required to be filed by them from inception to the date hereof and all taxes have been paid. None of such income tax returns have been examined or audited in the PRC.

      (d) None of Town House or its Subsidiaries owe any unpaid national, province, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable for which Town House and its Subsidiaries may be liable in their own right or as a transferee of the assets of, or as a successor to, any other corporation or entity. Furthermore, except as accruing in the normal course of business, none of Town House or its Subsidiaries owes any accrued and unpaid taxes to the date of this Agreement.

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      (e)   The books and  records,  financial  and  otherwise,  of each of Town
            House and its Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

      (f) Each of Town House and its Subsidiaries has good and marketable title to their assets and, except as set forth in the Town House Schedules or the Unaudited Balance Sheet or the notes thereto, has no material contingent liabilities, direct or indirect, matured or not matured.

      2.4 Information. The information concerning Town House and its Subsidiaries set forth in this Agreement and in the Town House Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      2.5 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock or registered capital of Town House.

      2.6 Absence of Certain Changes or Events. Except as set forth in this Agreement or the Town House Schedules, from the date of the Consolidated US Balance Sheet to the Closing:

      (a) except in the normal course of business, there will not be (i) any material adverse change in the business, operations, properties, Member's Equity, assets, or condition of Town House and its Subsidiaries, individually or taken as a whole; or (ii) any damage, destruction, or loss to any of Town House and its Subsidiaries (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Town House and its Subsidiaries, individually or taken as a whole;

      (b) None of Town House or its Subsidiaries will have (i) amended their charter or organizational documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock;
            (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Town House and its Subsidiaries; (iv) made any material change in its method of management, operation, or accounting (other than as contemplated in
            Section 5.1 for the Consolidated US Balance Sheet); (v) entered into any other material transaction which is not in the ordinary course of business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $20,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit

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            plan,  payment,  or arrangement  made to, for, or with its officers, directors, or employees; and

      (c) None of Town House or its Subsidiaries will have (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except borrowings in the ordinary course of business or borrowings involving one or a series of related borrowings exceeding $10,000,000 in the aggregate; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the Unaudited Balance Sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $500,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000,000); (iv) made or permitted any amendment or termination of any contract, agreement, or license to which any of them is a party, except for any such contracts, or amendments or terminations, in the ordinary course of business or any such contracts or amendments or terminations that provide for aggregate consideration over the terms of the contract in excess of $5,000,000; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

For purposes of this Agreement the terms "Material Adverse Change" and "Material Adverse Effect" mean an adverse change or effect that a reasonable person would attach importance to in evaluating the party to which it relates, the party's business or financial condition, or the transactions herein contemplated.

      2.7 Title and Related Matters. Town House has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, which will be reflected in the Unaudited Balance Sheet free and clear of all liens, pledges, charges, or encumbrances except as disclosed therein. At Closing, Town House and its Subsidiaries will have good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, reflected in the Consolidated US Balance Sheet (as that term is defined in Section 5.1) or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

      (a) as such assets may be affected by laws of the Hong Kong Special Administrative Region and The People's Republic of China;

      (b)   statutory liens or claims not yet delinquent; and

      (c) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto

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            or affected thereby or otherwise  materially impair present business operations on such properties;

Except as set forth in the Town House Schedules, each of Town House and its Subsidiaries own, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all properties it is currently constructing and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with its or their business. Except as set forth in the Town House Schedules, no third party has any right to, and none of Town House or its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a materially adverse affect on the business, operations, financial condition, income, or business prospects of Town House or its Subsidiaries or any material portion of its or their properties, assets, or rights, individually or taken as a whole.

      2.8 Litigation and Proceedings. Except as set forth in the Town House Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of either Town House or the Shareholders after reasonable investigation, threatened by or against any of Town House and its Subsidiaries, or affecting any of Town House or its Subsidiaries or their respective properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Neither Town House nor the Shareholders have any knowledge of any default on the part of any of Town House and its Subsidiaries with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      2.9 Contracts.

      (a) Included in the Town House Schedules are copies of the most significant contracts, agreements, franchises, license agreements, or other commitments to which any of Town House and its Subsidiaries is a party or by which any of them or their respective assets, products, technology, or properties are bound, that have been reasonably requested by Xerion;

      (b) All contracts, agreements, franchises, license agreements, and other commitments to which any of Town House and its Subsidiaries are parties or by which their respective properties are bound and which are material to the operations of them individually or taken as a whole are valid and enforceable in all respects by the one or more of Town House and its Subsidiaries that is a party thereto, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

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      (c)   Except as described in the Town House Schedules,  none of Town House or its Subsidiaries is a party to or bound by, and none of the properties of any of Town House and its Subsidiaries is subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Town House or the Shareholders can
            now  foresee)   materially  and  adversely  affect,   the  business,
            operations, properties, assets, or condition of any of Town House and its Subsidiaries, individually or taken as a whole.

      2.10 Material Contract Defaults. None of Town House or its Subsidiaries is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its or their business, operations, properties, assets, or condition of Town House and its Subsidiaries and there is no event that has occurred which presently or with the passage of time, could result in a material default in any material respect under any such contract, agreement, lease, or other commitment in respect of which any of Town House and its Subsidiaries have not taken adequate steps to prevent such a default from occurring.

      2.11 No Conflict with Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which any of Town House or its Subsidiaries is a party or to which any of their respective properties or operations are subject.

      2.12 Compliance with Laws and Regulations. Each of Town House and its Subsidiaries have complied with all applicable statutes and regulations of any national, province, county, city, local or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of any of Town House and its Subsidiaries or except to the extent that noncompliance would not result in the incurrence of any material liability for any of Town House or its Subsidiaries.

      2.13 Approval of Agreement. The board of directors of Town House has authorized the execution and delivery of this Agreement by Town House, and has or will have approved the transactions contemplated hereby.

      2.14 Foreign Person and Activity Regulations.

      (a) None of Town House, its Subsidiaries, the Shareholders, or any other person who otherwise controls any of Town House or the Subsidiaries is or shall be (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation (collectively, "OFAC Laws and Regulations"), (ii) a "Designated National" as defined in the Cuban Assets

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            Control  Regulations,   31  C.F.R.  Part  515,  or  (iii)  a  person
            designated under Paragraph 1 (b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any
            other  similar  Executive  Orders   (collectively,   the  "Executive
            Orders"); and each of Town House and the Subsidiaries and the Shareholders are in compliance with all OFAC Laws and Regulations, Executive Orders and related government guidance;

      (b) None of Town House, the Subsidiaries, the Shareholders, or any other person who otherwise controls any of Town House and the Subsidiaries
            (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering (under either 18 U.S.C. Paragraph 1956 or 1957), or drug trafficking, terrorist-related activities or other money laundering predicate crimes or a violation of the Bank Secrecy Act laws (31 U.S.C. Paragraphs 5311, et seq.), (ii) has been assessed civil penalties under these or related laws (collectively, "Anti-Money Laundering Laws"), or (iii) has had any of its funds seized or forfeited in an action under Anti-Money Laundering Laws; and

      (c) None of Town House, the Subsidiaries, the Shareholders, or any other person who is or was affiliated or associated as an officer, employee, agent, consultant, or in any other capacity with any of Town House and the Subsidiaries has, during the five-year period ended August 31, 2005, and from that date to the Closing engaged in any act or practice that could reasonably be construed as a violation of any of the provisions of the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq. or any rule or regulation pertaining thereto.

      2.15 Town House Schedules. Town House has delivered to Xerion or will deliver, as soon as practicable but in no event less than 5 days prior to the Closing, the following schedules, which are collectively referred to as the "Town House Schedules" and which consist of separate schedules, all of which are complete, true, and correct in all material respects.

      (a) a schedule containing complete and correct copies of the organizational documents, as amended, of each Town House and its Subsidiaries in effect as of the date of the Closing of this Agreement;

      (b) a schedule containing the financial statements of Town House and its Subsidiaries identified in paragraph 2.3(a) and 5.1;

      (c) a schedule, if requested by Xerion, containing true and correct copies of the most significant contracts, agreements, or other instruments to which any of Town House and its Subsidiaries is a party or by which any of them or their properties is bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.10;

      (d) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Town House or

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            its  Subsidiaries  since the date of the  Consolidated  US Financial
            Statements, required to be provided pursuant to section 2.6 hereof; and

      (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Town House Schedules by sections 2.1 through 2.16.

Each of the Town House Schedules shall be produced through delivery of a hard paper copy of the original and an electronic Microsoft Word or HTML formatted copy of the original, and if the original is in a language other than English, shall be produced through delivery of a hard paper copy of the original and an electronic Microsoft Word or HTML formatted copy of the original foreign language version and an English translation, certified by the translator as a complete and accurate translation from the original. Town House and the Shareholders shall cause the Town House Schedules and the instruments and data delivered to Xerion hereunder to be updated after the date hereof up to and including the Closing Date.

                                   ARTICLE III

  REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE SHAREHOLDERS OF TOWN HOUSE

      As an inducement to, and to obtain reliance of Xerion, the Shareholders further represent and warrant as follows:

      3.1 Ownership of Town House Shares. The Town House Shareholders hereby represent and warrant with respect to themselves that they are the legal and beneficial owners of all of the issued and outstanding shares of Town House's registered capital and ordinary shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that such Shareholders have full right, power, and authority to transfer, assign, convey, and deliver their Town House shares; and delivery of such shares at the Closing will convey to Xerion good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever.

      3.2 Exemption From Registration. The Shareholders represent that the Xerion Stock is being acquired without a view to, or for, resale in connection with any public distribution of the Shares or any interest therein without registration or other compliance under the Securities Act of 1933, as amended (the "1933 Act") and that the Shareholders have no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking. The Shareholders acknowledge that the Xerion Stock to be acquired pursuant to this Agreement have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 and are being issued pursuant to Regulation S, as the Closing will occur outside of the United States. The Shareholders agree and acknowledge that the Xerion Stock will be "restricted securities" within the meaning of Rule 144 adopted under the 1933 Act, and Xerion will issue stop transfer instructions to its registrar and transfer agent prohibiting the transfer of the Xerion Stock of Xerion delivered under this Agreement. The Shareholders acknowledge that the Xerion Stock must be held and may not be sold, transferred, or otherwise

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disposed of for value unless they are subsequently registered under the 1933 Act
or  an  exemption  from  such   registration  is  available.   The  certificates
representing the Xerion Stock will bear a legend restricting their transfer, except in compliance with applicable federal and state securities statutes: as follows:

THE SHARES OF XERION ECOSOLUTIONS GROUP INC. TO BE ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION PURUSANT TO REGULATION S UNDER THE ACT. UNTIL ONE YEAR AFTER THE DATE OF PURCHASE, NO AMOUNT OF THE SHARES MAY BE OFFERED, SOLD, OR TRANSFERRED TO ANY U.S. PERSON AND THAT NO HEDGING TRANSACTIONS REGARDING THE SHARES SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE ACT. OFFERS, SALES OR TRANSFERS IN THE U.S. OR TO A U.S. PERSON (AS DEFINTED IN REGULATION S PROMULATED UNDER THE ACT) OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON ARE NOT PERMITTED, EXCEPT AS PROVIDED IN SAID
REGULATION S, UNLESS THE SHARES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION UNSDER THE ACT IS APPLICABLE.

      Each of the Shareholders represent to Xerion that:

      a. he/she is a citizen and resident of The People's Republic of China, and is NOT a U.S. person within the meaning of Rule 902(A) of Regulation S;

      b. he/she and his/her assigns of the Shares agree that the Shares of Xerion acquired hereby shall not be voluntarily sold, transferred or otherwise disposed of in the United States or to any U.S. person for a minimum period of one year from the closing date of this transaction, except by registration of such Shares under the Act and any applicable state securities laws.

      c. he/she understands that any disposition of the Shares in violation of this Agreement shall be null and void. No transfer of the Shares shall be made by Xerion or Xerion's registrar and transfer agent upon Xerion's transfer books or records unless there has been compliance with the terms of this Agreement, including the above provisions. Xerion will issue stop transfer instructions to its registrar and transfer agent to the effect that the Shares of Xerion may not be transferred for a period of one year after the closing date and may be transferred thereafter only except as provided herein. He/she agrees to indemnify and hold Xerion harmless from and against damages that may result from or arise out of any dispositions thereof in violation of this Agreement.

      c. In connection with the transaction which is the subject of this Agreement, he/she acknowledges that offers respecting the sale of the Shares directed by Xerion were received outside of the United States and that he/she has not and is not engaged in or directed any unsolicited offers to buy the Shares of Xerion in the United States or to any U.S. Person.

      3.3 Shell Company. Shareholders acknowledge that Xerion may be a shell company as defined in Securities Act Release 33-8587. Shareholders will be responsible for assuring that Xerion will comply with the terms and conditions of Securities Act Release 33-8587, including, but not limited to filing the required information with the Securities and Exchange Commission in a timely manner.

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      3.4 Investor  Status.  Each  Shareholder  is an  "accredited  investor" as defined in Rule 501(a) of Regulation D under the 1933 Act.

                                   ARTICLE IV

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF XERION

      As an inducement to, and to obtain the reliance of Town House and the Shareholders, Xerion represents and warrants as follows:

      4.1 Organization. Xerion is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Xerion Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation and bylaws of Xerion, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Xerion's articles of incorporation or bylaws. Xerion has taken all action required by law, its articles of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and Xerion has full power, authority, and legal right to consummate the transactions herein contemplated.

      4.2 Capitalization. Xerion's authorized capitalization consists of 300,000,000 shares of common stock, par value $0.001, of which 2,841,523 shares (prior to the stock exchange and the proposed Reverse Split) are issued and outstanding; and 50,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

      4.3 Subsidiaries. Xerion does not have any subsidiaries and does not own, beneficially or of record, any shares of any other corporation or business entity.

      4.4 Financial Statements.

      (a) Included in the Xerion Schedules, as available from the EDGAR database available on the SEC website at www.sec.gov/edgar.shtml ("EDGAR") will be the audited balance sheets of Xerion as of December 31, 2004 and 2003, and the audited statements of operations, stockholders' equity, and cash flows for the two fiscal years ended December 31, 2004 together with the notes to such statements and the opinion of Manning Elliot, Chartered Accountants in Vancouver, Canada, an independent registered public accounting firm, with respect thereto; and the unaudited balance sheet of Xerion as of June 30, 2005 (the "most recent Xerion balance sheet"), and the related unaudited statements of operations, stockholders'

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

            equity, and cash flow for the six-month period ended June 30, 2005, together with the notes to such statements.

      (b) All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved. The Xerion balance sheets present fairly as of their respective dates the financial condition of Xerion. Xerion did not have as of the date of any such Xerion balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Xerion, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity, and cash flow reflect fairly the information required to be set forth therein by generally accepted accounting principles.

      (c) Xerion has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable.

      (d) Xerion has filed all federal, state, province, or local income tax returns required to be filed by it for the years ended December 31, 2004, 2003, and 2002 and included in the Xerion Schedules are true and correct copies of said federal income tax returns of Xerion filed. None of such federal income tax returns have been examined by the Internal Revenue Service. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

      (e) The books and records, financial and otherwise, of Xerion are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices to which the corporate auditors have found no disclosable fault.

      (f) Xerion has good and marketable title to its assets and, except as set forth in the Xerion Schedules or the Financial Statements of Xerion or the notes thereto, has no material contingent liabilities, direct or indirect, matured or unmatured.

      (g) As of the Closing date, Xerion will have no material assets and shall not have any material liabilities, direct or contingent, except as specifically permitted by this Agreement.

      4.5 Information. The information concerning Xerion set forth in this Agreement and the Xerion Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

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      4.6  Options or  Warrants.  Except as set forth in the  Xerion  Schedules, there are no existing options, warrants, calls, convertible notes, derivative securities or commitments of any character relating to the authorized and unissued stock of Xerion, except options, warrants, calls, convertible notes, derivative securities or commitments, if any, to which Xerion is not a party and by which it is not bound.

      4.7 Absence of Certain Changes or Events. Except as described herein or in the Xerion Schedules, since the date of the most recent Xerion balance sheet:

      (a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Xerion (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or financial condition of Xerion;

      (b) Xerion has not (i) recently amended its articles of incorporation or bylaws or restructured the company's stock; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Xerion; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

      (c) Xerion has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Xerion balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $1,000); (v) made or permitted any

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            amendment or termination of any contract,  agreement,  or license to which it is a party if such amendment or termination is material, considering the business of Xerion; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and (d) to the best knowledge of Xerion, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Xerion.

      4.8 Title and Related Matters. Xerion has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Xerion balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except

      (a)   statutory liens or claims not yet delinquent;

      (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

      (c)   as described in the Xerion Schedules.

      4.9 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Xerion after reasonable investigation, threatened by or against Xerion, or affecting Xerion, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Xerion has no knowledge of any default on the part of Xerion with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

      4.10 Contracts. Xerion is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

      4.11 No Conflict With Other Instruments. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Xerion is a party or to which it or any of its assets or operations are subject.

      4.12 Governmental Authorizations. Xerion has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization,

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

approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Xerion of this Agreement and the consummation by Xerion of the transactions contemplated hereby.

      4.13 Compliance With Laws and Regulations. To the best of its knowledge, Xerion has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of Xerion or except to the extent that noncompliance would not result in the incurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports to date with the U.S. Securities and Exchange Commission and state securities authorities.

      4.14 Insurance. Xerion owns no insurable properties and carries no casualty or liability insurance.

      4.15 Approval of Agreement. The board of directors of Xerion has authorized the execution and delivery of this Agreement by Xerion and has approved this Agreement and the transactions contemplated hereby.

      4.16 Continuity of Business Enterprises. Xerion has no commitment or present intention to liquidate Xerion or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

      4.17 Material Transactions of Affiliations. Except as disclosed herein and in the Xerion Schedules, there exists no material contract, agreement, or arrangement between Xerion and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by Xerion to own beneficially, 10% or more of the issued and outstanding common stock of Xerion and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% shareholders of Xerion has, or has had during the last preceding full fiscal year, any known interest in any material transaction with Xerion which was material to the business of Xerion. Xerion has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

      4.18 Employment Matters . Xerion has no employees other than its executive officers.

      4.19 Xerion Schedules. Xerion has delivered to Town House, or will deliver as soon as practicable at its request, the following schedules, which are collectively referred to as the "Xerion Schedules," and which consist of separate schedules, all of which are complete, true, and correct in all material respects.:

      (a) a schedule containing complete and accurate copies of the articles of incorporation and bylaws, as amended, of Xerion as in effect as of the date of this Agreement and as are available online at the Colorado Secretary of State website;

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      (b)   a schedule  containing  all  filings  made by Xerion  with the "SEC"
            since January 1, 2002 as available on EDGAR and all those since January 1, 2002 which have not appeared on EDGAR.

      (c) a schedule containing a copy of the federal income tax returns of Xerion identified in paragraph 4.4(d);

      (d) a schedule setting forth the description of any material adverse change in the business, operations, property, assets, or condition of Xerion since the date of the most recent Xerion balance sheet, required to be provided pursuant to section 4.7 hereof; and

      (e) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Xerion Schedules by sections 4.1 through 4.17.

      4.20. Updated Schedules. Xerion shall cause the Xerion Schedules and the instruments and data delivered to Town House hereunder to be updated after the date hereof up to and including the Closing Date.

      4.21 Cancellation of Debts to Affiliates. Xerion shall cause all debts and any other obligations to directors, officers and any other affiliates of Xerion to be cancelled and terminated on or before the Closing Date.

                                    ARTICLE V

                                SPECIAL COVENANTS

      5.1 Town House Consolidated US Financial Statements. At least five days prior to Closing, Town House shall deliver to Xerion the consolidated US financial statements ("Consolidated US Financial Statements"), which shall consist of the consolidated audited balance sheets of Town House and the Subsidiaries at December 31, 2004 and 2003 and June 30, 2005. The unaudited consolidated  balance  sheet at June  30,  2005 is  referred  to  herein  as the
"Unaudited Balance Sheet". The related audited consolidated statements of operations, stockholders' equity and cash flows for the periods ended December 31, 2004 and 2003 and June 30, 2005 (consolidating Town House and the
Subsidiaries), together with notes to such statements and the opinion of Murrell, Hall, McIntosh & Company, P.L.C., independent certified public accountants, with respect thereto shall be included in the Town House Schedules. All of the Consolidated US Financial Statements will be in United States Dollars and be prepared in accordance with generally accepted accounting principles in the United States (consistently applied during each of the periods) and the requirements of Regulation S-X adopted by the SEC. The Consolidated US Financial Statements will be part of the Town House Schedules. Each of Town House and the Shareholders represents and warrants that the Consolidated US Balance Sheet presents fairly the consolidated financial condition of Town House and its Subsidiaries. Town House and its Subsidiaries will not have, as of the date of the Consolidated US Balance Sheet, except as and to the extent reflected or reserved against therein, any liabilities or

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obligations   (absolute  or   contingent)   that  should  be  reflected  in  the
Consolidated US Balance Sheet or the notes thereto. All assets reflected in the Consolidated US Balance Sheet will be properly reported and present fairly the value of the assets of Town House and its Subsidiaries. Consolidated statements of income, stockholders' equity, and cash flows presented in the Consolidated US Financial Statements will reflect fairly the information required to be set forth therein. Town House and Shareholders represent and warrant that the Members' Equity to be reported in the Consolidated US Balance Sheet shall not show a material adverse change from that reported on the Unaudited Balance Sheet. Town House and Shareholders further represent and warrant that the Members' Equity to be reported in the Town House 3rd quarter ending September 30, 2005 shall not show a material adverse change greater than one million dollars from the Member's Equity reported on the Consolidated US Balance Sheet.

      5.2 Access to Properties and Records. Xerion and Town House will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of Xerion or Town House and its Subsidiaries as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Xerion or Town House and its Subsidiaries as the case may be, as the other shall from time to time reasonably and with cause request.

      5.3 Delivery of Books and Records. At the Closing, Xerion shall deliver to Stephen A. Zrenda, Jr., Esq., legal counsel to Town House, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Xerion now in the possession or control of Xerion or its representatives and agents.

      5.4 Xerion Board of Directors. At the Closing, Xerion shall deliver or cause to be delivered the resignation of all members from the board of directors of Xerion, together with a unanimous written consent of the Xerion board of directors providing for: the appointment of persons designated by the Shareholders for election to the board of directors to fill the vacancies left by the resignations (the "New Board"), including one member of the Board of Directors to be designated by Etech Capital Group, Inc.; and, all actions taken subsequent to the Closing of this Agreement and prior to the effective date of the resignations of the current directors as directors of Xerion, by the board of directors, will require the approval and consent of the director elected to the board to fill the vacancy left by the resignations. At the Closing each of the resigning directors will deliver to Town House and Xerion their signed resignations as directors of Xerion and a unanimous written consent of the directors of Xerion appointing as directors to fill the vacancies left by their resignations persons designated by the Shareholders and one person designated by Etech Capital Group, all of which will be effective 10 days following the later to occur of, the date a statement complying with the requirements of Rule 14f-1 adopted under the Securities Exchange Act of 1934 (the "Exchange Act") disclosing the change in control of the Xerion board of directors is mailed to all shareholders of record of Xerion, and said statement is filed with the SEC. Xerion will take all action required to prepare, mail to shareholders, and file the foregoing statement required by Rule 14f-1 of the Exchange Act no later than 20 days following the Closing Date. The New Board of Xerion will be responsible for the filing of Xerion's third quarter 2005 10QSB. The New Board of Xerion

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agrees to promptly  transfer shares of the Xerion Stock to all parties  involved in this Exchange according to the schedule 1. The New Board of Xerion shall also agree to promptly register the shares of Etech Capital Group and its designated holders through a Form SB-1 or Form SB-2 or other appropriate form under the Securities Act of 1933. It is understood that Xerion may also register shares of its common stock for sale in the same registration statement to further capitalize Xerion.

      5.5 Third Party Consents and Certificates. Xerion and Town House agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein and therein contemplated.

      5.6 Actions Prior to Closing.

      (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Xerion or Town House Schedules or as permitted or contemplated by this Agreement, Xerion and Town House and its Subsidiaries respectively, will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

      (b) From and after the date of this Agreement until the Closing Date, neither Xerion nor Town House and its Subsidiaries will: (i) make any change in their organizational documents, articles of incorporation or bylaws; (ii) take any action described in section
            2.6 in the case of Town House and its Subsidiaries or in section 4.7, in the case of Xerion (all except as permitted therein or as disclosed in the applicable party's schedules); or (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business.

      5.7 Sales Under Rules 144 or 145, If Applicable.

      (a) Xerion will use its best efforts to at all times to comply with the reporting requirements of the Exchange Act, including timely filing of all periodic reports required under the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

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      (b)   Upon being  informed  in writing  by any person  holding  restricted stock of Xerion as of the date of this Agreement that such person intends to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Xerion will certify in writing to such person that it has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person's restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports.

      (c) If any certificate representing any such restricted stock is presented to Xerion's transfer agent for registration of transfer in connection with any sale theretofore made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with a medallion guarantee with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Xerion and its counsel, at the sole expense of the transferee, that such transfer has complied with the requirements of Rule 144 or 145, as the cases may be, Xerion will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 5.7 shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

      5.8 Indemnification.

      (a) Each of Town House and the Shareholders hereby agree, jointly and severally, to indemnify Xerion and each of the officers, agents and directors of Xerion as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II,
            Article III, or Section 5.1 of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

      (b) Xerion hereby agrees to indemnify Town House and each of the officers, agents and directors of Town House as of the date of execution of this Agreement and the Shareholders against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject

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         arising   out  of  or  based  on  any   inaccuracy   appearing   in  or
         misrepresentation  made  under  Article  IV  of  this  Agreement.   The
         indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

      5.9 After the Closing of this Agreement and assumption of control of Xerion by the New Board, the New Board and Shareholders shall initiate and approve and effect a one-for-eight (1-for-8) Reverse Split of the outstanding common stock of Xerion. In regard to this Reverse Split, Xerion will not issue any fractional shares nor pay any cash for fractional shares, and any fractional share(s) shall be rounded up to the next higher full share. In connection with the Reverse Split, the New Board of Xerion will authorize special treatment ("Special Treatment") to certain stockholders ("Certain Stockholders") of Xerion in order to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split, as follows:

      a) The Certain Stockholders are defined as holding, as of the Closing date, 800 or fewer shares of common stock, but at least 100 shares of common stock in Xerion.

      b) Special Treatment is defined as follows: The Certain Stockholders shall receive shares, newly issued or from treasury, from Xerion, at no cost to these Certain Stockholders, equaling the amount of shares necessary to bring their holding to 100 shares of common stock of Xerion after the Reverse Split.

      c) Persons holding less than 100 shares of common stock would not be affected by the Reverse Split and shall continue to hold and own the same number of shares as they possessed before the Reverse Split.

      d) The Certain Stockholders shall be identified according to the printed Shareholder List provided in the Xerion Schedules. Certain Stockholders who are not listed on the Shareholder List due to their not having their shares registered at time of Closing but which evidence, within 180 days of Closing, to the board along with written request from themselves or their broker for issuance of such new shares that they qualify as a Certain Stockholder will be afforded Special Treatment.

      e) The new board, upon Closing, shall publicize the details of this Special Treatment in a corporate news release and Form 8-K current report.

      f) Those Certain Stockholders appearing on the Shareholder List shall automatically be mailed their new certificates within ninety days subsequent to the execution of the Reverse Split.

      g) Any other terms and conditions of Special Treatment to be afforded to stockholders to preserve round lot stockholders, and determining which

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

stockholders may be eligible for such Special Treatment, will be determined solely by the New Board.

5.10 The Shareholders and New Board of Xerion shall not approve a reverse-split of Xerion's shares for a period of at least two years subsequent to the Exchange, except for the Reverse Split provided for herein and except in the instance that market conditions prevent Xerion from achieving a per share price equaling the requisite per share price for NASDAQ listing (as per paragraph 5.11) and institutional investment, such as the purchase of Xerion stock for investment on the open market by a mutual fund, estimated to be US$5.00 and US$8.00 per share respectively, and Xerion is unable to meet the per share price requirement necessary to obtain such listing and Institutional Investment.

      5.11 Upon Closing, the Shareholders agree to authorize and direct the New Board of Xerion to apply all diligence and effort to prepare and apply for listing ("Listing") on the NASDAQ Small Cap stock exchange, the American Stock Exchange or other reputable and nationally listed North American stock exchange.

      5.12 Reverse Stock Split. Promptly after the Closing, the assumption of control of the New Board and the issuance of Xerion Stock, the Shareholders shall approve a reverse stock split of one-for eight (1-for-8) (1 post-split share equals 8 pre-split shares) of the then issued and outstanding shares of the common stock of Xerion (referred to herein as the "Reverse Split"). The resultant post-Reverse Split percentage of ownership of Xerion Stock will equal approximately the structure expressed in schedule 2, with the only exceptions being that of the possibility of the numbers being adjusted for fractional shares.

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                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF XERION

      The obligations of Xerion under this Agreement are subject to Xerion's satisfaction at or prior to Closing of the following conditions:

      6.1 Accuracy of Representations. The representations and warranties made by Town House and the Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Town House and the Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Town House and the Shareholders prior to or at the Closing. Xerion shall be furnished with a certificate, signed by a

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

duly authorized officer of Town House and the Shareholders and dated the Closing Date, to the foregoing effect.

      6.2 Officer's Certificates. Xerion shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Town House and the Shareholders to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Town House or the Shareholders threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, and, to the extent not disclosed in the Town House Schedules, by or against the Shareholders or any of Town House and its Subsidiaries which might result in any material adverse change in any of the assets, properties, business, or operations of any of Town House and its Subsidiaries, individually or taken as a whole.

      6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of any of Town House and its Subsidiaries, individually or taken as a whole, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of any of Town House and its Subsidiaries.

      6.4 Director Questionnaires. Xerion shall have received director questionnaires completed and signed by each director to be designated and elected as director of Xerion in form and substance reasonably satisfactory to Xerion and its counsel which shall contain information for use by Xerion in reporting the transaction contemplated hereby on Form 8-K and other documents to be filed with the SEC.

      6.5 Other Items.

      (a) Xerion shall have received a Shareholders list of Town House containing the name, address, and number of shares held by the Town House Shareholders as of the date of Closing certified by an executive officer of Town House as being true, complete, and accurate.

      (b) Xerion shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Xerion may reasonably request.

      (c) Xerion shall have been furnished with the Consolidated US Financial Statements not less than five days prior to the Closing.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                        TOWN HOUSE AND THE SHAREHOLDERS

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      The  obligations of Town House and the  Shareholders  under this Agreement are subject to Town House's and the Shareholder's satisfaction at or prior to Closing of the following conditions:

      7.1 Accuracy of Representations. The representations and warranties made by Xerion in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Xerion shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Xerion prior to or at the Closing. Town House shall have been furnished with a certificate, signed by a duly authorized executive officer of Xerion and dated the Closing Date, to the foregoing effect.

      7.2 Officer's Certificate. Town House shall have been furnished with a certificate dated as of the Closing Date and signed by a duly authorized executive officer of Xerion to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Xerion threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

      7.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Xerion nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Xerion.

      7.4 Good Standing. Xerion shall have received a certificate of good standing from the Secretary of State of the State of Colorado or other appropriate office, dated as of a date within 10 days prior to the Closing Date certifying that Xerion is in good standing as a corporation in the State of Colorado.

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      7.5 Other Items.

      (a) Town House shall have received a shareholders' list of Xerion ("Shareholder List") from its transfer agent, current at least within ten (10) days prior to Closing, containing the name and number of shares held by each registered Xerion shareholder.

      (b) Town House shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Town House may reasonably request.

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                                  ARTICLE VIII

                                   TERMINATION

      8.1 Termination.

      (a) This Agreement may be terminated by the board of directors of either Xerion or Town House at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding, that is not frivolous, before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) either party identifies a serious material deficiency with the results of its business, legal, and accounting due diligence regarding the other conducted up to the Closing Date, or (iv) there shall have been any material adverse change after the date of the latest balance sheet of Xerion or financial condition of Xerion, which could have a materially adverse affect on the value of the business of Xerion, except any changes disclosed in the Xerion Schedules or allowed for herein. In the event of termination pursuant to this paragraph (a) of section 8.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

      (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Xerion if: (i) Town House shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Town House contained herein shall be inaccurate in any material respect; or (ii) there shall have been a material adverse change between the previously delivered financial statements and the yet to be delivered Consolidated US Balance Sheet in the assets, properties, business, or financial condition of any of Town House and its Subsidiaries, which could have a materially adverse affect on the value of the business of any of Town House and its Subsidiaries, individually and taken as a whole, except any changes disclosed in the Town House Schedules. If this

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            Agreement is  terminated  pursuant to this  paragraph (b) of section
            8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.

      (c) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of Town House if Xerion shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Xerion contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (c) of section 8.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that each party shall bear its own costs incurred in connection with the negotiation, preparation, and execution of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Brokers. Xerion, the Shareholders and Town House agree that there were no finders or brokers, other than Etech Securities, Inc. involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Xerion, on one hand, and Town House and the Shareholders on the other, agree to indemnify the other against any claim by any third person for any commission, brokerage, or finders' fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

      9.2 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Colorado. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in Los Angeles, California. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

      9.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or if sent by courier or registered mail, both with copy by facsimile, addressed as follows:

If to Xerion:      Xerion EcoSolutions Group Inc.
                   Suite 905, 102-4639 Main Street
                   Whistler, BC Canada VON 1B4
                   Telephone: 604-902-0718
                   Fax: 604-905-0931
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


If to Town House or Shareholders:

                   Stephen A. Zrenda, Jr., Esq.
                   Stephen A. Zrenda, Jr., P.C.
                   100 N. Broadway Avenue, Suite 2440
                   Oklahoma City, OK 73102-8608
                   Telephone: 405.235.2111
                   Fax: 915.975.8003
                   Email: zrendaesq@aol.com

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered by courier or fax.

      9.4 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the parties shall be responsible for their own costs.

      9.5 Confidentiality. The parties will keep and use all nonpublic information ("Confidential Information") in confidence solely for the purpose set forth in this Agreement and will not disclose any part of Confidential Information to any person, firm, corporation, or other entity. Confidential Information includes, but is not limited to; all data and information obtained with respect to another party or any subsidiaries thereof from any representative, officer, director, or employee or other entity or from any books or records or from personal inspection, or such other party. Other than provided for herein, the parties shall not use Confidential Information or disclose the same to others, except (i) to the extent such data or information is published or is or becomes a matter of public knowledge other than by breach of this Agreement, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

      9.6  Expenses  of Stock  Exchange.  Except as  otherwise  provided  for in
Section 8.1, Xerion and Town House agree that they will each bear their own costs and expenses in negotiating and closing the transactions contemplated by this Agreement, including but not limited to, attorneys' fees, accounting fees, due diligence expenses, travel, printing, copying, mail, telephone and other related expenses.

      9.7 Third Party Beneficiaries. This contract is solely between Xerion, the Shareholders and Town House and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

      9.8 Entire Agreement. This Agreement represents the entire agreement (including the exhibits or schedules hereto) between the parties relating to the subject matter hereof, including this Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

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

      9.9 Survival. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

      9.10   Counterparts.   This   Agreement   may  be   executed  in  multiple
counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

      9.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing, unless so delivered in writing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the parties whose signatures appear on this Agreement..

      9.12   Construction.   The  parties  have  participated   jointly  in  the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. All monetary amounts stated in this Agreement are, unless specifically stated otherwise, denominated in United States Dollars. The parties acknowledge and agree with respect to their respective schedules that (i) the schedules may include certain items and information solely for informational purposes for the convenience of the parties hereto, (ii) each attachment referenced in a schedule shall be deemed incorporated into and a part of such schedule.

      9.14 Headings. The headings in this document are for reference only and are not intended to be used to interpret the document. Further documentation, if any, required to give force and effect to the spirit and intent of this Agreement will be executed promptly.

      9.15 Time and Transmission. Time shall of the essence in this Agreement. The parties agree that executed copies of this Agreement transmitted and received via facsimile shall be accepted as binding documents evidencing the intention of the parties to be bound by the terms of this Agreement. The parties agree to also send complete original copies by courier.

      9.16 Validity. Should any part of this Agreement be declared or held invalid for any reason, such validity shall not affect the validity of the remainder which shall continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion and it is hereby declared that the intention of

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

the parties hereto that this Agreement should have been executed without reference to any portion of which may be for any reason hereinafter declared or held invalid.

      9.17 Full Understanding. This Agreement contains the full and complete agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, relating thereto. This Agreement may not be amended, modified or supplemented, and no provision or requirement hereof may be waived, except by written instrument signed by the party to be charged. There are no representations or warranties, expressed or implied, statutory or otherwise, other than as expressly set forth or referred to herein.

                         [Signatures on Following Page.]

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

      IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written and each page has been initialed by the parties.

31

XERION ECOSOLUTIONS GROUP INC.

                                       By: /s/ Ben Traub
                                           -------------------------------------
                                           Ben Traub
                                           Chief Executive Officer and President

                                       TOWN HOUSE LAND LIMITED

                                       By: /s/ Fang, Zhong
                                           -------------------------------------
                                           Fang, Zhong
                                           Chief Executive Officer and President

                                       TOWN HOUSE LAND LIMITED'S SHAREHOLDERS:

                                       /s/ Fang, Zhong
                                       -----------------------------------------
                                       Fang, Zhong

                                       /s/ Hu Min
                                       -----------------------------------------
                                       Hu Min

                                       /s/ Fang, Wei-Jun
                                       -----------------------------------------
                                       Fang, Wei-Jun

                                       /s/ Fang, Hui's legal representative
                                       -----------------------------------------
                                       Fang, Hui's legal representative

31
         BT______, / FZ______, / FZ______, HM______, FWJ______, FH______

                                   Schedule 1

                                       to

                            STOCK EXCHANGE AGREEMENT

                             Dated October 17, 2005

      The Xerion  Stock of Xerion  EcoSolutions  Group Inc.  to be issued  under section 1.1 and section 1.2 of the Stock Exchange Agreement shall be issued to the following persons with a restrictive legend consistent with the Securities Act of 1933, as amended:

Common Stock of Xerion
EcoSolutions Group Inc.
to be issued to the stockholders
of Town House Land
Limited and their designees                   Number of Shares      Percentage
---------------------------                   ----------------      ----------
1. Fang, Zhong                                     181,439,200          79.816%
2. Hu, Min                                           6,201,340           2.728%
3. Fang, Wei-Jun                                     6,201,340           2.728%
4. Fang Hui's legal representative                   6,201,340           2.728%
5. Belmont Capital Group Limited                     8,751,891            3.85%
6. Hung Wan                                            991,123           0.436%
7. Stephen A. Zrenda, Jr.                            1,623,078           0.714%
8. Etech Capital Group                               9,092,974             4.0%
9. Liang, Rang Yi                                    3,978,132            1.75%
                                              ----------------      ----------
                                                   224,480,317           98.75%
                                              ----------------      ----------

32

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


                                   Schedule 2

                                       to

                            STOCK EXCHANGE AGREEMENT

                             Dated October 17, 2005

      Immediately subsequent to Closing, the Common Stock of Xerion EcoSolutions Group Inc. will be Reverse Split at a one-for-eight ratio , as per section 5.12 of Article V of the Stock Exchange Agreement. All Xerion Stock issued shall bear a restrictive legend consistent with the Securities Act of 1933, as amended. The post Reverse Split shareholder structure for all parties receiving Xerion Stock under the Stock Exchange Agreement will be as follows:

Common Stock of Xerion
EcoSolutions Group Inc.
to be issued to the stockholders
of Town House Land
Limited and their designees                   Number of Shares      Percentage
---------------------------                   ----------------      ----------
1. Fang, Zhong                                      22,679,900          79.816%
2. Hu, Min                                             775,167           2.728%
3. Fang, Wei-Jun                                       775,167           2.728%
4. Fang Hui's legal representative                     775,167           2.728%
5. Belmont Capital Group Limited                     1,093,986            3.85%
6. Hung Wan                                            123,890           0.436%
7. Stephen A. Zrenda, Jr.                              202,885           0.714%
8. Etech Capital Group                               1,136,609             4.0%
9. Liang, Rang Yi                                      497,267            1.75%
                                              ----------------      ----------
                                                    28,060,040           98.75%
                                              ----------------      ----------

33

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